Exhibit 10.9

ASSIGNMENT OF LEASE

This Assignment relates to the tenant’s interest under that certain lease (the “Lease”) originally entered into June 15, 1998, between Principal Mutual Life Insurance Company (“Principal”), as landlord, and R.F. Machining, Inc., a Minnesota corporation (“R.F. Machining”), as tenant, by which the premises therein (commonly described as 13,548 square feet of net rentable area located at 7448 West 78th Street, Bloomington, Minnesota, and more particularly described in the Lease (the “Leased Premises”)) were demised for a term commencing on June 1, 1998, and ending on May 31, 2005. (The Lease was subsequently amended to increase the size of the Premises and to change the termination date of the Lease to December 31, 2008.) The landlord’s interest under the Lease is presently held by Lakeland Industrial, LLC, a Delaware limited liability company (“Landlord”), and the tenant’s interest under the Lease is presently held by BIOMEC Cardiovascular Inc., a Minnesota corporation (“Tenant”).

ASSIGNMENT BY TENANT

For value received, Tenant does hereby assign all of Tenant’s right, title and interest in and to the Lease from and after October 23, 2003 (the “Assignment Date”) unto Medacquisition, Inc., a Minnesota corporation (“Assignee”), the Leased Premises to be used and occupied for the purposes permitted under the Lease and for no other purpose, and, in consideration of Landlord’s consent to this assignment, does hereby guarantee the performance by Assignee, Assignee’s heirs, successors and assigns all covenants, agreements and conditions contained in the Lease, on the part of Tenant or Assignee to be performed.  It is expressly agreed that this assignment shall not release or relieve Tenant from any liability under the covenants of the Lease, and in the event of a failure of Assignee to perform any of the promises, covenants or agreements contained in the Lease, this Assignment shall not be taken to modify or limit the obligation of Tenant, and Landlord may have such remedies against Tenant, including any confession of judgment for moneys due as by the Lease provided, in the same manner as if this assignment had not been made.

Dated:	October 23, 2003	Tenant:

BIOMEC Cardiovascular Inc.

		By:	/s/ Vincent P. Owens
		Its:	President & CEO

ACCEPTANCE OF TENANT’S ASSIGNMENT

In consideration of the above assignment and of the written consent of Landlord thereto, Assignee (binding also Assignee’s heirs, successors and assigns) hereby assumes and agrees to make all payments and to perform and keep all promises, covenants and conditions and agreements of the Lease by Tenant to be made, kept and performed commencing on the Assignment Date, expressly adopting for Assignee the provisions of any confession of judgment clause contained in the Lease as though here restated.

It is further agreed that the taking by Landlord of any remedy as by confession of judgment against Tenant shall not preclude Landlord from the exercise of said remedy against Assignee, but Landlord may have the same remedy against Assignee, its heirs, successors or assigns simultaneously with that against Tenant, and Landlord shall be limited only and at all events to one satisfaction for any debts or obligations which may accrue by virtue of a breach of any covenants, promises or agreement contained in the Lease.

Dated:	October 23, 2003	Assignee:

Medacquisition, Inc.

		By:	/s/ James D. Hartman
		Its:	CEO

CONSENT TO TENANT’S ASSIGNMENT

Landlord hereby consents to the assignment of the Lease by Tenant to Assignee in consideration of Tenant’s promises, covenants and agreements herein above expressed and upon the express condition that Tenant shall remain liable for the prompt payment of the rent reserved in the Lease and the keeping and performance of all conditions and covenants of the Lease by the Tenant to be kept and performed, and in consideration likewise of the covenants, promises and agreements of Assignee above set forth.  Landlord does not consent to any further assignment of the Lease nor to any subletting of the Leased Premises or any part thereof.

Dated:	, 2003	Landlord:

Lakeland Industrial, LLC

		By:	/s/ [ILLEGIBLE]
		Its:	V.P.

idmsmpl:512659_3 (8-06-02) 9:14

SECOND AMENDMENT TO LEASE AGREEMENT

THIS SECOND AMENDMENT made this            day of August, 2002 by and between Lakeland Industrial, LLC, a Delaware limited liability company, as “Landlord”, and Biomec Cardiovascular, Inc, a Minnesota corporation, f/k/a InnoMedica, Inc., f/k/a R. F. Machining, Inc., as “Tenant”.

WITNESSETH

WHEREAS; Landlord’s predecessor-in-interest, Principal Life Insurance Company, an Iowa corporation, f/k/a Principal Mutual Life Insurance Company, c/o Principal Capital Management, LLC, a Delaware LLC, and Tenant entered into a certain Lease Agreement (the “Lease”) dated June 15, 1998, for certain premises consisting of approximately 13,548 square feet of net rentable area located at 7448 W 78th Street, Bloomington, Minnesota (the “Premises”) and

WHEREAS; the Lease was amended pursuant to a certain First Amendment to Lease dated October 3, 2000, by and between Landlord and Tenant (the “First Amendment”); and

WHEREAS; Landlord has succeeded to all right, title and interest of Principal Life Insurance Company, an Iowa corporation, f/k/a Principal Mutual Life Insurance Company, c/o Principal Capital Management, LLC, a Delaware LLC, as Landlord under the Lease, and

WHEREAS; Tenant desires to extend and expand the term of the Lease and First Amendment and Landlord is willing to grant such extension and expansion, subject to the terms and provisions hereinafter set forth.

NOW THEREFORE, in consideration of the foregoing and for other consideration, the receipt and sufficiency of which is hereby acknowledged, Landlord and Tenant agree as follows:

1.                                       Expansion Space:  Beginning September 1, 2002, the Premises shall be expanded by an additional 5,931 square feet of adjacent space (“Expansion Space”).  The Leased Premises shall then total 24,928 square feet.

2.                                       Expiration Date:  The Expiration Date of the Lease shall be modified from the last day of December, 2005 to the last day of December, 2008.

3.                                       Extension of Term:  Commencing September 1, 2002 and continuing through December 31, 2008 Tenant shall pay the following monthly base rent for the Leased Premises:

Period	Monthly Base Rent	Rent/SF	Total Rent/period

September 1, 2002 – October 31, 2002	$10,047.00	$4.84	$20,094.00
November 1, 2002 – December 31, 2003	$13,151.00	$6.33	$197,265.00
January 1, 2004 – December 31, 2008	$14,189.00	$6.83	$851,340.00

4.                                       Additional Rent: Pursuant to Article 3 of the Lease, Tenant’s proportionate share of common area maintenance charges and real estate taxes for the property (“Additional Rent”) shall be increased from 25.62% to 33.62% effective November 1, 2002.

5.                                       Utilities: Beginning September 1, 2002, Tenant shall be responsible to pay directly all gas and electric bills for services provided to the Expansion Space.

6.                                      Improvement Allowance: Landlord agrees to provide an improvement reimbursement allowance up to $135,000 (the “TIA”) to be used specifically for improvements to the Premises to be constructed in accordance with plans and specifications prepared by Genesis Architecture dated July 9, 2002 and revised July 18, 2002 (the “Approved Plans”).  The TIA shall be applied against all costs and expenses incurred in connection with the design of the tenant improvements, the preparation of the Approved Plans and the construction of the tenant improvements.  Such tenant improvements include work performed by or at the request of Tenant prior to the date hereof; provided, however, that the TIA shall not be applied against the cost of any such work which was not performed in accordance with the Approved Plans.  All improvements in excess of the $135,000 allowance shall be completed at the Tenant’s sole cost and expense, and must receive the Landlord’s prior written approval, which approval shall not be unreasonably delayed, conditioned or denied.

Tenant, at Tenant’s sole cost and expense, shall cause any and all construction work at or about the Premises performed by or at the instance of Tenant, prior to the date hereof to comply in all respects with city ordinances, building codes and all other applicable laws.

The Landlord, prior to the commencement of the work, shall approve the general contractor, which approval shall not be unreasonably delayed, conditioned or denied.  The Landlord will disburse the improvement allowance directly to Tenant after the work has been completed and all lien waivers and a certificate of occupancy (or, if the City of Bloomington does not issue certificates of occupancy, written approval or “sign off” from responsible city officials as to compliance of the tenant improvements with city ordinances and codes) have been delivered to the Landlord evidencing payment of the improvements and compliance with applicable laws.

7.              First Right of Offer as to Additional Space:

a.                                       Provided Tenant is not in default hereunder, Landlord agrees to notify Tenant of the availability of leasable premises within the Building (“Available Tenant Space”) prior to marketing or leasing such available Tenant Space to third parties.  When Landlord determines that any tenant space is or will within six (6) months thereafter become available for leasing, Landlord shall provide written notice thereof to Tenant (a “Landlord’s Space Availability Notice”).  Thereafter, Landlord agrees to negotiate in good faith and exclusively with Tenant for a period of thirty (30) days after the giving of such Landlord Space Availability Notice.  If at the end of such thirty (30) day period, Landlord and Tenant have not reached agreement on the full and final terms of the lease of the Available Tenant Space, Landlord shall be free to pursue leasing opportunities for the Available Tenant Space with third parties.  Notwithstanding anything contained herein to the contrary, Landlord shall not be obligated to give Tenant the right of first offer with respect to any Available Tenant Space which becomes, or will become, available within the last twelve (12) calendar months of the term of this Lease, unless such term is extended, whether by exercise of any available extension options as provided in the Lease or by other written agreement between Landlord and Tenant.

b.                                      If the Lease or Tenant’s right to possession of the Premises shall terminate in any manner whatsoever before Tenant shall exercise its rights under this Article 7, then immediately upon such termination this Article 7 and Tenant’s rights hereunder shall simultaneously terminate and become null and void.

c.                                       The first right of offer set forth in Section 7(a) above hereby granted is personal to Biomec Cardiovascular, Inc., a Minnesota corporation (“Biomec”), and is not transferable, except to subsidiaries of Biomec or affiliates controlled by, or under common control with, Biomec.  In the event of an assignment or sublease (of more than 25% of the leased premises) of the Lease, the first right of offer shall automatically become null and void thereafter.

8.               Signage: Tenant shall have the right to erect a sign on the side of the building.  Tenant must first have approval from the City of Bloomington and from the Landlord on the size and design of the sign, which Landlord approval shall not be unreasonably delayed, conditioned or denied.  Tenant agrees to remove said signage upon vacating the building and return the building to the condition it was in prior to the installation of the signage.

9.               Roof: Landlord acknowledges that Tenant has experienced leakage of water by and to the premises in response, Landlord has, in addition to roof patching, engaged the services of John A. Dalsin & Son, Inc. (“Dalsin”), roofing contractor, to perform roof repairs pursuant to a certain proposal letter dated April 11, 2002, a copy of which has been provided to and reviewed by Tenant, which roof repairs have been completed.  In the event Tenant experiences further roof leakage, Tenant shall notify Landlord thereof and Landlord shall diligently seek to (i) determine the cause of such leaks, and (ii) engage the services of Dalsin or another roofing contractor to remedy the identified cause of such leaks.

10.         Deletion of Articles: The parties agree that Article 38 (Termination Upon Demolition of Sale of Building) shall be and hereby is terminated and deemed removed from the Lease.

11.         Brokers: Each of the parties represents and warrants that except as hereafter provided, there are no claims for brokerage commissions or finder’s fees (collectively “Leasing Commissions”) in connection with this Lease Amendment, and agrees to indemnify the other against, and hold it harmless from all liabilities arising from any such claim, including without limitation, the cost of attorney’s fees in connection therewith.  Landlord agrees to pay any Leasing Commission payable to Landlord’s broker, Welsh Companies on account of this Lease Amendment.  Landlord further agrees to pay a Leasing Commission to Tenant’s broker, Staubach Company pursuant to the Lease Proposal Letter dated May 9, 2002 from Welsh Companies to Mr. Mark Evenson.

12.         Option to Renew: Landlord acknowledges that Tenant shall continue to have the right and option to renew pursuant to Article 42 of the Lease, except it shall be applicable with respect to the end of the Term as extended pursuant to Paragraph 2 above, or if an Extended Term becomes applicable pursuant to Article 7 above, then at the end of such Extended Term.

Except as hereinabove amended, all other terms, covenants and conditions of the Lease shall remain in full force and effect and the same are hereby ratified and confirmed.

IN WITNESS WHEREOF, Landlord and Tenant respectively have duly signed and sealed these presents as of the day and year first above written.

LANDLORD:		TENANT:
Lakeland Industrial, LLC a Delaware limited		Biomec Cardiovascular, Inc.,
liability company		a Minnesota corporation

By:	/s/ Dennis Doyle	By:	/s/ Vincent P. Owens
Dennis Doyle		Vincent Owens

Its:	V.P.	Its:	President & CEO

FIRST AMENDMENT TO LEASE

This First Amendment to Lease is made this 3rd day of October, 2000, by and between Principal Life Insurance Company (an Iowa corporation), f/k/a Principal Mutual Life Insurance Company, c/o Principal Capital Management, LLC, (a Delaware limited liability company), as “Landlord” and Biomec Cardiovascular, Inc. (a Minnesota corporation), f/k/a InnoMedica, Inc., f/k/a R.F. Machining, Inc., as “Tenant”.

W I T N E S S E T H :

WHEREAS, Landlord and Tenant have heretofore entered into a certain lease dated June 3, 1998 of a certain space consisting of approximately 13,548 square feet, located at 7448 West 78th Street, Bloomington, Minnesota (the “Premises”), upon terms and conditions described in the Lease; and

WHEREAS, Landlord and Tenant desire to amend said Lease as described below:

NOW THEREFORE, in consideration of rents reserved and of the covenants and agreements set forth, it is agreed that the Lease be hereby amended from and after the date hereof as follows:

1.               Expansion Space: Beginning January 1, 2001, the Premises shall be expanded by an additional 5,449 square feet (1,880 square feet of office and 3,569 square feet of warehouse) of adjacent space (“Expansion Space”).

2.               Expiration Date: The Expiration Date of the Lease shall be modified from the last day of May, 2005 to the last day of December, 2005.

3.               Base Rent: The Base Rent for the Premises shall be as follows:

Period	Monthly Base Rent	Total Per Period
January 1, 2001 thru and
Including December 31, 2003	$10,047.00	$361,692.00

January 1, 2004 thru and
Including December 31, 2005	$10,839.00	$260.136.00

	Total Base Rent	$621,828.00

4.               Additional Rent: Pursuant to Article 3 of the Lease, Tenant’s proportionate share of common area maintenance charges and real estate taxes for the property (“Additional Rent”) shall be increased from 18.27% to 25.62% effective January 1, 2001.

5.               Utilities: Beginning January 1, 2001, Tenant shall be responsible to pay directly all gas and electric bills for services provided to the Expansion Space.

6.               The Landlord agrees to provide an improvement allowance up to $54,000.00 to be used specifically for Landlord approved improvements to the Premises and the completion of any additional space planning or construction drawings.  The improvements to the Premises shall be substantially the same

Amendment to Lease

as those described on the preliminary space plan and construction bid shown in Exhibit “A”.  All improvements in excess of the $54,000.00 allowance shall be completed at the Tenant’s sole cost and expense, and must receive the Landlord’s prior written approval.

Any code items or upgrades which may be required by the City of Bloomington must be completed within the improvement allowance, or in the event the allowance is exceeded, at the Tenant’s expense.

The Landlord will disburse the improvement allowance after the work as been completed by a contractor which has been previously approved by the Landlord and all lien waivers have been delivered.

7.               Contingency: This First Amendment to Lease is contingent upon the Landlord executing an acceptable lease termination with the existing tenant in the Expansion Space, Spectralytics, Inc., no later than October 31, 2000.  In the event such agreement is not executed on or before October 31, 2000, this agreement shall be null and void.

Except as is hereinabove set forth, all terms, provisions and covenants of the Lease shall remain unchanged and in full force and effect.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment to Lease as of the date and year first above written.

TENANT:		LANDLORD:
BIOMEC CARDIOVASCULAR, INC.		PRINCIPAL LIFE INSURANCE
(A Minnesota corporation)		COMPANY
(f/k/a Principal Mutual Life Ins. Co.)

By:	/s/ Vincent P. Owens	By:	Principal Capital Management, LLC
A Delaware limited liability company
Its:	President & CEO	Its:	Authorized Signatory

		By:	/s/ Mark Scholz
MARK SCHOLZ
		Its:	DIRECTOR

2

EXHIBIT “A”

09/07/00

WELSH CONSTRUCTION
PROJECT COST ESTIMATE	Requested By: Jeff Jiovanazzo
Innomedica Expansion	7456 W 78th Street
Preliminary Estimate

Proj. Mgr./Est Dave Laumb	Plan Date:

5200 Use S.F.

ACTIVITY CODE	DESCRIPTION	PRELIM ESTIMATE		COST PER SQ. FT.
0210	Demolition	$864.00	• Remove door. VCT at restroom, remove cabinets.	$0.17
0925	Carpentry Drywall	$8,824.00	• New demising wall (104 if), 9' wall at new restrooms, install 2 doors.	$1.70
0622	Millwork	$0.00		$0.00
0810/0870	Doors/ Frames /Hardware	$3,025.00	• 2-3070 doors, 2- 8x8 overhead doors, lever latches.	$0.58
0885	Ceramic Tile	$2,100.00	• Standard grade floor and wall tile @ restrooms.	$0.40
0950	Acoustical ceiling	$1,882.00	• Replace existing ceiling tile.	$0.36
0980	Flooring	$4,216.00	• Carpet and wall base, $15.00/sy installed.	$0.81
0990/0995	Painting / VWC/ SSV	$3,429.00	• Paint office walls, ssv new doors. Clean warehouse ceiling. Paint ne wdemising wall only.	$0.66
	Specialties
	Restroom Accessories	$330.00	• Grab bars, accessories.	$0.06
1530	Plumbing	$5,800.00	• Plumbing rough in and concrete work.	$1.12
1551	Sprinkler Adjust	$830.00	• Add sprinklers as required.	$0.16
1595	HVAC	$7,150.00	• Add 3 unit heaters, separate warehouse distribution, gas piping.	$1.38
1601	Electrical	$4,679.00	• Relocate distribution for service separation, switches for new restroom 2 exit lights.	$0.90

	General Conditions	$5,631.00	• Cleanup, supervision, insurance, permits, dumpster.	$1.08

	SUBTOTAL	$48,760.00	NOTE:	$9.38
1700	CM FEE	$4,876.00	• Existing ceiling and floor coverings to remain.	$0.94
			• No allowance for removal of existing warehouse equipment. To include air lines, exhaust piping or fans, electrical disconnects or panels.
			• Two separate electrical services are existing, metering to remain as is.
			• No allowance for ADA strobes or horns.
	TOTAL	$53,636.00	• Existing VCT flooring to remain.	$10.31

LANDLORD’S WAIVER AND AGREEMENT

WHEREAS, Principal Mutual Life Insurance Company, an Iowa corporation, (hereinafter “Landlord”), is the landlord and R.F. Machining, Inc., a Minnesota corporation, (hereinafter Tenant”), is the tenant by executed lease date June 1,1998 (hereinafter “Lease”) covering a portion or all of the real property located at 7452 West 78th Street, Minneapolis, Minnesota 55439-2513, as more particularly described in Exhibit A hereto (hereinafter “Property”); and

WHEREAS, Riverside Bank (hereinafter “Lender”) has made or will make a certain loan or will sell subject to and be secured by a security interest in the personal property or equipment described in Exhibit B hereto (hereinafter “personal property”) which is now or about to be located on the real property.

NOW, THEREFORE, so long as the aforementioned Lease exists on the Property and the loan secured by Lender’s security interest in the personal property remain outstanding and in consideration of the mutual covenants and agreements herein contained, Landlord, Tenant and Lender hereby covenant and agree as follows:

1.                                       Except as limited in this waiver and agreement, Landlord waives its interest in the personal property and agrees that the personal property shall not become part of the Property regardless of the manner in which the personal property may be attached or affixed to the Property provided that the Property is not materially damaged or altered thereby.  This waiver and agreement shall be effective only to the extent of the principal indebtedness owed to the Lender.  To the extent such principal indebtedness is less than the fair market value of the personal property, this waiver and agreement shall be void and in effective and Landlord’s lien or other interest in or to the Property shall control with respect to such excess.  Furthermore, full payment of the principal indebtedness shall render this waiver and agreement void and ineffective and not subject to renewal without a written agreement of the parties hereto.

2.                                       Landlord agrees it will not prevent Lender or its designee upon written request to Landlord from entering upon the Property at all reasonable times to inspect or remove the personal property and Lender agrees to promptly and fully repair any resulting damage to the Property.  Upon written request and notification by Landlord of the termination of the Lease or the exercise of its rights to possession of the property by virtue thereof, Lender agrees to cause the personal property to be removed from the Property and any resulting damage to the Property to be promptly repaired.  Lender further agrees to pay Landlord a per diem fee based upon the average monthly rental provided for in the Lease for each day that Lender is in possession of the Property after termination of the Lease for purposes of removing the personal property.  Within thirty (30) days after written request and notice to Lender, if the personal property has not been removed and Lender is not prohibited from removing its because of bankruptcy or other legal proceedings, Landlord may remove the personal property and repair any resulting damage to the Property, at Lender’s expense, wholly without liability to Lender for any damage to the personal property or impairment of Lender’s security interest.

3.                                       All requests, notices or service provided for or permitted to be given or made pursuant to this waiver and agreement shall be deemed to have been properly given or made by depositing the same in the United States Mail, postage prepaid and registered or certified return receipt requested and addressed to the addresses set forth below, or to such other addresses as may from time to time be specified in writing by either party to the other:

RESA 63	BRAEMAR
7424-7500 78TH STREET BLOOMINGTON, MN

If to Lender:	If to Tenant:

Riverside Bank	R.F. MACHINING
7760 France Aves.	7452 W 70TH STREET
Bloomington MN 55435	MINNEAPOLIS MN 55439

and to Landlord:

711 High Street

Des Moines IA 50392-1370

Attn: Commercial Real Estate Equities (RESA# 63)

4.                                       In no event shall Leasing Company/Lender cause to be recorded any financing statements, Uniform Commercial Code filings or their equivalents in connection with this Agreement which affect or otherwise impair title to Landlord’s fixtures and real or personal property located on the Property.

5.                                       This waiver and agreement is binding upon and inures to the benefit of Landlord and Lender and their respective successors and assigns, and to no other person or entities, and shall become effective on the date it is fully executed and acknowledged by Landlord, Tenant and Lender and Landlord has been served with a fully executed and acknowledged copy.

Lender:		Landlord:
RIVERSIDE BANK		PRINCIPAL MUTUAL LIFE INS. CO.

By:	/s/ [ILLEGIBLE]	By:	/s/ Mark Scholz
Mark Scholz
Its:	Vice President	Its:	Senior Regional Asset Manager

Date:	6-30-98	Date:	6/30/98

Tenant:
R.F. MACHINING, INC.

		By:	/s/ [ILLEGIBLE]

		Its:	CEO

		Date:	6-30-98

EXHIBIT “A”

N
Bay 19
3343
Bay 20
2987
Bay 18
3325
Bay 17
3127
Bay 16
3325
Bay 14
3405
Bay 13
5139
Bay 12
5437
Bay 11
5140
Bay 10
5437
Bay 9
5107
Bay 8
3242
Bay 7
2979
Bay 6
3175
Bay 5
2967
Bay 4
2632
Bay 3
2790
Bay 1
3143
Bay 2
2438
West 78th Street

Information contained herein has been obtained from the owner of the property or from other sources that we deem reliable. We have no reason to doubt its accuracy, but we do not guarantee it.

EXHIBIT B

PERSONAL PROPERTY

Personal property shall include all corporate assets.

Notwithstanding anything in this Exhibit B to the contrary, personal property shall expressly exclude those fixtures not owned or acquired by Tenant and that are required solely for the operation of the building(s) located on the Property described in Exhibit A including, without limitation, the HVAC system, flooring, plumbing and electrical systems and other items of similar nature.

LEASE AGREEMENT

BY AND BETWEEN

THE PRINCIPAL MUTUAL LIFE INSURANCE COMPANY, as LANDLORD

AND

R.F. MACHINING, INC., as TENANT

RESA 63	BRAEMAR
7424-7500 78TH STREET
BLOOMINGTON, MN

INDUSTRIAL

TABLE OF CONTENTS

1.	Demise

2.	Term

3.	Rent

4.	Permitted Use

5.	Operating Expenses

6.	Additional Rent

7.	Repairs and Maintenance

8.	Sorting and Separation of Refuse and Trash

9.	Hazardous Waste

10.	Insurance

11.	Damage or Restoration

12.	Indemnification

13.	Assignment and Subletting

14.	Care of Premises

15.	Alteration by Tenant

16.	Condemnation

17.	Subordination

18.	Access to Premises

19.	Rules and Regulations

20.	Covenants of Right to Lease

21.	Mechanic’s Liens

22.	Expiration of Lease and Surrender of Possession

23.	Default-Remedies

24.	Re-Entry by Landlord

25.	Additional Rights to Landlord

26.	Successors, Assigns and Liability

27.	Notices

28.	Mortgagee’s Approval

29.	Estoppel Certificates

30.	Miscellaneous

31.	Default Rate of Interest

32.	Exculpatory Provisions

33.	Mortgage Protection

34.	Reciprocal Covenant on Notification of ADA Violations

35.	Laws that Govern

36.	Financial Statements

37.	Relocation of Tenant

38.	Upon Demolition or Sale of Building

39.	Confidentiality

40.	Contingency

41.	Handicapped Parking

42.	Option to Renew

LEASE AGREEMENT

THIS LEASE AGREEMENT by and between The Principal Mutual Life Insurance Company, whose address for the purpose of this lease shall be 711 High Street, Des Moines, Iowa 50392, collectively hereinafter referred to as “Landlord”, and R.F. Machining, Inc. (a Minnesota corporation), whose address for the purpose of this lease (Lease) shall be 7448 West 78th Street, Bloomington, Minnesota 55439, hereinafter referred to as “Tenant”.

IT IS AGREED AS FOLLOWS:

1.             DEMISE.

Landlord does hereby lease to Tenant and Tenant hereby rents the premises (Premises) described as: 13,548 square feet of net rentable area consisting of approximately 5,135 square feet of office space and 8,413 square feet of warehouse space located at 7448 West 78th Street, Bloomington, Minnesota which, more particularly, includes the space and Premises shown on the site plan attached hereto and marked Exhibit “A”.

Improvements.  Landlord shall prepare and furnish the drawings and specifications as needed for all improvements set forth in Exhibit “B”. which is attached hereto and made a part hereof.  The total cost for space planning, construction drawings, the actual construction and construction management is to be paid by Landlord up to a maximum amount of $500.00 (“the Allowance”).  In the event total costs exceed the Allowance, Tenant shall be responsible for paying to Landlord within 30 days of the lease commencement date, costs exceeding the Allowance or, at the sole option of Landlord, execute a lease amendment providing for an increase in Base Rent over the lease term equal to the costs that exceed the Allowance when amortized at N/A%.

2.             TERM.

The term of this Lease shall be for a period of seven (7) years, commencing on the first day of June, 1998 and ending at midnight on the last day of May, 2005 (Lease Term).  Notwithstanding said commencement date, if for any reason Landlord cannot deliver possession of the leased Premises to the Tenant on or by June 1, 1998.  Tenant shall not be obligated to pay rent until possession of the Premises is tendered to Tenant.  In such event, the term of the Lease shall be extended so that the term remains eighty-four months.  If the leased Premises are delivered on a date other than the 1st day of the month, rent for that month shall be prorated and the term extended for the full term from the first day of the following month.  In the event that the delay of delivery of possession results from Tenant’s failure to perform work for which Tenant is responsible, or fails to furnish or approve, as agreed, the plans and specifications as provided above, or fails to make timely selections of materials, color choices or other matters for which Tenant is responsible, the rent shall, nonetheless, commence on the commencement date stated above.  If Tenant occupies the Premises prior to said commencement date, such occupancy shall be subject to all provisions hereof and shall not advance the termination date, and Tenant shall pay rent for such period at the initial monthly rate set forth below.

3.             RENT.

(A)          Rent.  Tenant shall pay for the use and occupancy of the Premises a base rental sum (Rent) as follows:

Months	Monthly Rent	Annual Rent
1 - 12	$6,353.00	$76,236.00
13 - 24	$6,793.00	$81,516.00
25 - 36	$6,793.00	$81,516.00
37 - 48	$6,793.00	$81,516.00
49 - 60	$7,358.00	$88,296.00
61 - 72	$7,358.00	$88,296.00
73 - 84	$7,358.00	$88,296.00

Such Rent shall be payable on the first day of each month in advance without demand during the Lease Term.  Rent of any period during the Lease Term hereof which is less than one month shall be a pro-rata portion of the monthly installment.  Rent shall be payable in lawful money of the United States to Landlord at the address stated herein or to such other persons or at such other places as Landlord may designate in writing.

(B)           Place of Payment.  All such rentals shall be paid to Landlord at c/o Welsh Companies, CM 9660. St. Paul, Minnesota 55170-9660  or at such place as Landlord may designate from time to time, in writing addressed to Tenant.

(C)           Late Charge.  Tenant hereby acknowledges that late payment by Tenant of Rent or other sums due thereunder will cause Landlord to incur costs not contemplated by this Lease.  Therefore, if any installment of Rent or any other sum due from Tenant shall not be received by Landlord within ten (10) days after such amount is due, Tenant shall pay to Landlord a late charge of six percent (6%) of such overdue amount.  Acceptance of such late charge by Landlord shall in no event constitute a waiver of Tenant’s default with respect to such overdue amount or prevent Landlord from exercising any other right or remedy available to Landlord.

(D)           Receipt.  Receipt is hereby acknowledged of the sum of $6,353.00 in payment of the base monthly Rent for the first month of the Lease Term.

(E)           Security Deposit.  Tenant shall deposit with Landlord upon execution hereof $15.000.00 as security for Tenant’s faithful performance of Tenant’s obligation hereunder.  If Tenant fails to pay Rent or other charges due hereunder or otherwise defaults with respect to any provision of the Lease, Landlord may use, apply or retain all or any portion of said deposit for the payment of any Rent or other charge in default or for the payment of any other sum to which Landlord may become obligated by reason of Tenant’s default, or to compensate Landlord for any loss or damage which Lessor may suffer thereby.  If Landlord so uses or applies all or any portion of said deposit, Tenant shall within ten (10) days after written demand therefor deposit cash with Landlord in an amount sufficient to restore said deposit to me full amount herein above stated and Tenant’s failure to do so shall be a material breach of this Lease.  If the monthly Rent shall, from time to time increase during the Lease Term, Tenant shall thereupon deposit with Landlord additional security deposit so that the amount of security deposit held by Landlord shall at all times bear the same proportion to current rent as the original security deposit bears to the original monthly Rent set forth in Paragraph 3A hereof.  Landlord shall not be required to keep said deposit separate from its general accounts.  If Tenant performs all of Tenant’s obligations hereunder, said deposit, or so much thereof as has not theretofore been applied by Landlord shall be returned, without payment of interest or other increment for its use to Tenant (or at Landlord’s option, to the last assignee, if any, of Tenant’s interest hereunder) at the expiration of the Lease Term hereof, and after Tenant has vacated the Premises.  No trust relationship is created herein between Landlord and Tenant with respect to said Security Deposit.

Tenant hereby agrees not to look to any mortgagee as mortgagee, mortgagee-in-possession or successor in title to the Premises for accountability for any security deposit required by Landlord hereunder, unless said sums have actually been received by said mortgagee as security for Tenant’s performance of this Lease.  Landlord may deliver the funds deposited hereunder by Tenant to the purchaser of Landlord’s interest in the Premises, in the event that such interest is sold, and thereupon Landlord shall be discharged from any further liability with respect to said security deposit.

(F)           Pro Rata Share.  Tenant’s proportionate share shall be the percentage which the square footage of the Premises bears to the total square footage of the following-described building(s): 13,548 square feet of 74,142 total square feet = 18.27%

(G)           Guarantee.  The Landlord has required, as a condition of this Lease, execution of a Guarantee of Lease, shown as Exhibit C.

4.             PERMITTED USE.

Tenant covenants that the Premises will be used as general office and warehouse (Permitted Use) together with the incidental activities of Tenant, its affiliated companies or other subsidiary companies and for no other use or purpose.  Tenant further covenants that the Premises will not be used or occupied for any unlawful purposes.  Tenant agrees to and shall use the Premises solely for the purpose of conducting the Permitted Use and for no other business or purpose.  Tenant also agrees not to conduct any catalogue, mail or telephone order sales in or from the Premises, except of merchandise which Tenant is permitted to sell “over the counter” in the Premises.  Tenant agrees to conduct Tenant’s business in the Premises under Tenant’s Trade Name, which Tenant represents that it has the right to use.  Tenant acknowledges that the Permitted Use is not a use granted exclusively to Tenant and that Landlord reserves the right to lease premises in the building to others for the same or a similar Permitted Use.  Tenant further acknowledges that it has received no written or oral inducements from Landlord or any of Landlord’s representatives concerning this Lease (other than as specifically set forth herein) or that Tenant will be granted any such exclusive rights.

5.             OPERATING EXPENSES.

TAXES, UTILITIES, REPAIRS, MAINTENANCE AND REPLACEMENT

(1)           Taxes

(a)           The Landlord shall pay all taxes payable during the Lease Term before the same are delinquent.

(b)           If in the future a tax or other charge on Rents shall be imposed by any governing body having the authority to impose such tax or charge, then such tax or charge shall likewise be the obligation of the Landlord.

(c)            As used herein, the term “taxes” shall mean real estate taxes, assessments (whether they be general or special), sewer rents, rates and charges, transit and transit district taxes, taxes based upon the receipt of rent, and any other federal, state or local governmental charge, general, special, ordinary or extraordinary (but not including income or franchise taxes or any other taxes imposed upon or measured by Landlord’s income or profits, except as provided herein), which may now or hereafter be levied, assessed or imposed against the Premises.

(2)           Tenant shall be separately metered and pay all utility bills incurred for which the Tenant is not separately metered including but not limited to water, gas, electricity, fuel, light, heat and power bills.

(3)           Landlord shall be responsible for providing the following: (a) trash removal for the building common areas; (b) any vendor services to the building common areas; (c) landscaping; (d) all labor costs and supply costs involved in the operation of the building; (e) all other services of any kind and nature which may be used in or upon the Premises (except as provided for elsewhere in this Lease); (f) management fees paid for the management of the Premises; (g) and the repair, maintenance and replacement of the building and improvements as follows: (i) the roof; (ii) all interior and exterior components of the building and improvements both structural or otherwise; (iii) parking lot, (iv) sidewalks, alleys and any and all access drives, including the removal of snow and ice therefrom; (v) heating and air conditioning equipment, lines and fixtures; (vi) plumbing equipment, lines and fixtures, including but not limited to fire sprinkler and fire control systems; (vii) electrical equipment, lines and fixtures; (viii) all ingress-egress doors; (ix) plate glass; (x) all utility lines and services; (xi) preventive maintenance to all the building heating and air conditioning systems; (xii) and any and all other repairs, maintenance and replacements to the building and improvements during the term of this Lease.

(4)           Landlord shall be responsible for providing Property and Liability Insurance for the Premises.  Should Landlord choose to self-insure, the cost of maintaining such self insurance shall be considered an expense of the property.  In no event will the cost exceed the cost of maintaining first dollar coverage.

(5)           Tenant, at Tenant’s sole expense, shall comply with all laws, rules, orders, ordinances, directions, regulations and requirements of federal, state, county, and municipal authorities now in force or which may hereafter be in force, which shall impose any duty upon the Landlord or Tenant with respect to the use, occupation or alteration of the Premises.

(6)           All items listed in this paragraph 5(1) through paragraph 5(5) shall hereinafter be referred to as “Operating Expenses.”

6.             ADDITIONAL RENT.

It is understood that the Rent set forth in paragraph 3 of the Lease was negotiated in anticipation that the Tenant pays for a pro-rata share of the Operating Expenses not paid directly by Tenant, defined in paragraph 5 of the Lease.  Therefore, in order that Rent payable throughout the term of this Lease shall reflect such costs, Tenant shall pay its pro-rata share of the Operating Expenses defined in paragraph 5.  At the beginning of the Lease Term and within 60 days after the first day of each calendar year.  Landlord shall furnish to Tenant an estimate of Tenant’s pro-rata share of Operating Expenses, not paid directly by Tenant, defined in Paragraph 5 for the ensuing calendar year.  Tenant shall pay to Landlord 1/12th of said estimate at the same time and place as the base rent is to be paid pursuant to paragraph 3, above.  Landlord will furnish a statement of the actual cost with respect to the reimbursable expenses no later than sixty (60) days following the calendar year-end including the year following the year in which the Lease terminates.  In the event that Landlord is, for any reason, unable to furnish the accounting for the prior year within the time specified above, the Landlord will furnish such accounting as soon thereafter as practicable with the same force and effect as the statement would have had if delivered within the time specified above.  Tenant will pay any deficiency to Landlord as shown by such statement within thirty (30) days after receipt of statement.  If the total amount paid by Tenant during any calendar year exceeds the actual amount of its share of the Operating Expenses due for such calendar year, the excess will be refunded by Landlord within thirty (30) days of the date of the statement.  Landlord will keep books and records showing the Operating Expenses in accordance with generally accepted accounting principles.  Upon five (5) business days notice, Tenant shall have the right to inspect the books and records at the office of the Landlord or its Manager.

7.             REPAIRS AND MAINTENANCE

Notwithstanding anything to the contrary contained herein, the Tenant will keep, maintain and preserve the Premises in a first class condition.  The Tenant at its sole cost and expense will provide janitorial and window washing for the interior of the Premises.  When and if needed, at the Tenant’s sole cost and expense, the Tenant will make all interior repairs and replacements including but not limited to interior walls, doors and windows, floors, floor coverings, light bulbs, plumbing fixtures, and electrical fixtures.  The Tenant will also repair and replace at its sole cost and expense any broken windows and/or damage to the building or Premises caused by the negligence of the Tenant or its employees, agents, guests or invitees during the Lease Term hereof.  The above repairs, replacements, and/or services must be performed by an approved contractor of the Landlord.  Should Tenant fail to perform all interior repairs and replacements to Tenant’s Premises such repairs may be performed by the Landlord and charged to the Tenant at the Tenant’s sole cost and expense.  Tenant will comply with all ordinances of the City of Bloomington, rules and regulations of the Board of Health and the laws of the State of Minnesota.  The tenant is also responsible for compliance with all laws, rules and regulations of any governmental authority required of either the Landlord or the Tenant relative to the repair, maintenance and replacement in the Premises.

8.             SORTING AND SEPARATION OF REFUSE AND TRASH.

(A)          The Tenant covenants and agrees, as its sole cost and expense, to comply with all present and future laws, orders and regulations of all state, federal, municipal and local governments, departments, commissions and boards regarding the collection, sorting, separation and recycling of waste products, garbage, refuse and trash.  The Tenant shall sort and separate waste products, garbage, refuge and trash into such categories as provided by law.  Each separately sorted category of waste products, garbage, refuse and trash shall be placed in separate receptacles reasonably approved by the Landlord.  Such separate receptacles may, at the Landlord’s option, be removed from the Premises in accordance with a collection schedule prescribed by law.

(B)           The Landlord reserves the right to refuse to collect or accept from the Tenant any waste products, garbage, refuse or trash that is not separated and sorted as required by law, and to require the Tenant arrange for such collection at the Tenant’s sole cost and expense, utilizing a contractor satisfactory to the Landlord.  The Tenant shall pay all costs, expenses, fines, penalties or damages that may be imposed on the Landlord or the Tenant by reason of the Tenant’s failure to comply with the provisions of this paragraph 8(B), and, at the Tenant’s sole cost and expense, shall indemnify, defend and hold the Landlord harmless (including legal fees and expenses) from and against any actions, claims and suits arising from such noncompliance, utilizing counsel reasonably satisfactory to the Landlord.

9.             HAZARDOUS WASTE.

The term “Hazardous Substances”, as used in this lease shall mean pollutants, contaminants, toxic or hazardous wastes, or any other substances, the use and/or the removal of which is required or the use of which is restricted, prohibited or penalized by any “Environmental Law”, which term shall mean any federal, state or local law, ordinance or other statute of a governmental or quasi-governmental authority relating to pollution or protection of the environment.  Tenant hereby agrees that (A) no activity will be conducted on the Premises that will produce any Hazardous Substance, except for such activities that are part of the ordinary course of Tenant’s business activities (the “Permitted Activities”) provided said Permitted Activities are conducted in accordance with all Environmental Laws and have been approved in advance in writing by Landlord; Tenant shall be responsible for obtaining any required permits and paying any fees and providing any testing required by any governmental agency; (B) the Premises will not be used in any manner for the storage of any Hazardous Substances except for the temporary storage of such materials that are used in the ordinary course of Tenant’s business (the “Permitted Materials”) provided such Permitted Materials are properly stored in a manner and location meeting all Environmental Laws and approved in advance in writing by Landlord; Tenant shall be responsible for obtaining any required permits and paying any fees and providing any testing required by any governmental agency; (C) no portion of the Premises will be used as a landfill or a dump; (D) Tenant will not install any underground tanks of any type; (E) Tenant will not allow any surface or subsurface conditions to exist or come into existence that constitute, or with the passage of time may constitute a public or private nuisance; (F) Tenant will not permit any Hazardous Substances to be brought onto the Premises, except for the Permitted Materials described above, and if so brought or found located thereon, the same shall be immediately removed, with proper disposal, and all required cleanup procedures shall be diligently undertaken pursuant to all Environmental Laws.  Landlord or Landlord’s representative shall have the right but not the obligation to enter the Premises for the purpose of inspecting the storage, use and disposal of Permitted Materials to ensure compliance with all Environmental Laws.  Should it be determined, in Landlord’s sole opinion, that said Permitted Materials are being improperly stored, used, or disposed of, then Tenant shall immediately take such corrective action as requested by Landlord.  Should Tenant fail to take such corrective action within 24 hours, Landlord shall have the right to perform such work and Tenant shall promptly reimburse Landlord for any and all costs associated with said work.  If at any time during or after the term of the Lease Term, the Premises are found to be so contaminated or subject to said conditions, Tenant shall diligently institute proper and thorough cleanup procedures at Tenant’s sole cost, and Tenant agrees to indemnify, defend and hold harmless Landlord, its lenders, any managing agents and leasing agents of the Premises, and their respective agents, partners, officers, directors and employees, from all claims, demands, actions, liabilities, costs, expenses, damages (actual or punitive) and obligations of any nature arising from or as a result of the use of the Premises by Tenant.  The foregoing indemnification and the responsibilities of Tenant shall survive the termination or expiration of this Lease.

During the Lease Term, Tenant shall promptly provide Landlord with copies of all summons, citations, directives, information inquiries or requests, notices of potential responsibility, notices of violation or deficiency, orders or decrees, claims, complaints, investigations, judgments, letters, notice of environmental liens, and other communications, written or oral, actual or threatened, from the United States Environmental Protection Agency, Occupational Safety and Health Administration, The State of Minnesota Environmental Protection Agency or other federal, state or local agency or authority, or any other entity or individual, concerning (i) any Hazardous Substance and the Premises; (ii) the imposition of any lien on the Premises; or (iii) any alleged violation of or responsibility under any Environmental Law.

10.           INSURANCE.

(A)          INSURANCE BY LANDLORD.

Landlord shall, during the Lease Term, procure and keep in force the following insurance, the cost of which may be deemed as additional Rent payable, by Tenant pursuant to Paragraph 5 or Paragraph 6:

(1)            PROPERTY INSURANCE. “All Risk” property insurance, including, without limitation, coverage for earthquake and flood; and machinery (if applicable); sprinkler damage; vandalism; malicious mischief.  Such Insurance shall not cover Tenant’s equipment, trade fixtures, inventory, fixtures or personal property located on or in the Premises;

(2)            LIABILITY INSURANCE.  Commercial general liability (lessor’s risk) insurance against any and all claims for bodily injury, death or property damage occurring in or about the Building or the Land.  Such insurance shall have a combined single limit of not less than One Million Dollars ($1,000,000) per occurrence per location with a Two Million Dollar ($2,000,000) aggregate limit; and

(3)           OTHER.  Such other insurance as Landlord deems necessary and prudent.

(B)           INSURANCE BY TENANT.

Tenant shall, during the Lease Term, procure and keep in force the following insurance:

(1)            Personal Property Insurance.  “All Risk” property insurance, including, without limitation, coverage for earthquake and flood; boiler and machinery (if applicable); sprinkler damage; vandalism; malicious mischief on all equipment, trade fixtures, inventory, fixtures and personal property located on or in the Premises, including fixtures hereinafter constructed or installed on the Premises.  Such insurance shall be in an amount equal to the full replacement cost of the aggregate of the foregoing and shall provide coverage comparable to the coverage in the standard ISO all risk form, when such form is supplemented with the coverages required above.

(2)            Liability Insurance.  Commercial general liability insurance for the mutual benefit of Landlord and Tenant, against any and all claims for personal injury, death or property damage occurring in, or about the Premises (and Tenant’s operations on the Premises), or arising out of Tenant’s or Tenant’s agents’ use or occupancy of the Premises.  Such insurance shall have a combined single limit of not less than One Million Dollars ($1,000,000) per occurrence per location with Two Million Dollars ($2,000,000) aggregate limit.  Such insurance shall contain a cross-liability (severability of interests) clause and an extended (“broad form”) liability endorsement, including contractual coverage.  The minimum limited specified above are the minimum amounts required by Landlord, and may be revised by Landlord from time to time to meet changed circumstances, including without limitation to reflect (i) changes in the purchasing power of the dollar, (ii) changes indicated by the amount of plaintiff’s verdicts in personal injury actions in the State of Minnesota or (iii) changes consistent with the standards required by other landlords in the county in which the Premises are located.  Such liability insurance shall be primary and not contributing to any insurance available to Landlord, and Landlord’s insurance (if any) shall be in excess thereto.

(3)           Other.  Such other insurance as required by law, including, without limitation, workers’ compensation insurance.

(4)           Form of the Policies.  The policies required to be maintained by Tenant pursuant to Paragraphs 10(B)(1), (2), and (3) above shall be with companies rated A10 or better in Best Insurance Guide, licensed to do business in the State of Minnesota and domiciled in USA, on forms, with deductible amounts (if any), and loss payable clauses satisfactory to Landlord, shall include Landlord and the beneficiary or mortgagee of any deed of trust or mortgage encumbering the Premises as additional insureds, and shall provide that such parties may, although additional insureds, recover for any loss suffered by Tenant’s negligence.  Certified copies of policies or certificates of insurance shall be delivered to Landlord prior to the Commencement Date; a new policy or certificates shall be delivered to Landlord at least thirty (30) days prior to the expiration date of the old policy.  Tenant shall have the right to provide insurance coverage which it is obligated to carry pursuant to the terms hereof in a blanket policy, provided such blanket policy expressly affords coverage to the Premises and to Tenant as required by this Lease.  Tenant shall obtain a written obligation on the part of Tenant’s insurer(s) to notify Landlord and any beneficiary or mortgagee of a deed of trust or mortgage encumbering the Premises in writing of any delinquency in premium payments and at least thirty (30) days prior to any cancellation or modification of any policy.

(5)           An amount equal to five percent (5%) of the monthly minimum base Rental shall be charged as additional Rent for each month in which Tenant fails to deliver to Landlord a current certificate(s) evidencing that the insurance required hereunder is being maintained.  Each such policy and certificate shall provide for at least thirty (30) days prior written notice to Landlord in the event of cancellation.

(C)         FAILURE BY TENANT TO OBTAIN INSURANCE.

If Tenant does not take out the insurance required pursuant to Paragraph 10(B) or keep the same in full force and effect, Landlord may, but shall not be obligated to take out the necessary insurance and pay the premium therefor, and Tenant shall repay to Landlord, as additional Rent, the amount so paid promptly upon demand.  In addition, Landlord may recover from Tenant and Tenant agrees to pay, as additional Rent, any and all reasonable expenses (including attorneys’ fees) and damages which Landlord may sustain by reason of the failure to Tenant to obtain and maintain such insurance, it being expressly declared that the expenses and damages of Landlord shall not be limited to the amount of the premiums thereon.

(D)         SUBROGATION.

In the event of loss or damage to the Premises, each party will look first to any insurance in its favor before making any claim against the other party.  The Tenant will obtain for each policy in effect a provision permitting waiver of any claim against the Landlord for loss or damage within the scope of the insurance.  In addition, each party, its agents, employees or guests to the extent permitted, for itself and its insurers waives all such insured claims against the other party.

11.           DAMAGE OR RESTORATION.

If, prior to or during the Lease Term, or any extension thereof, the Premises or the building of which the Premises may be a part, shall be so damaged or destroyed by fire or other casualty so as to render them untenantable for the purposes set forth in Paragraph 4 hereof, then Landlord, at its sole option, shall have the right to cancel and terminate this Lease.  If not terminated, then Landlord shall repair and restore the Premises with all reasonable speed to substantially the same condition as immediately prior to such damage or destruction, and the Rent or a just and proportionate part thereof, according to Tenant’s ability to utilize the Premises in its damaged condition, shall be abated until the Premises shall have been repaired and restored by Landlord.  But if the Premises shall be so lightly damaged by fire or other casualty as not to be rendered untenantable, then Landlord agrees to repair the Premises with reasonable promptness and the rent accrued and accruing, shall not cease. “Untenantable” Premises shall be such as to not allow Tenant to transact and effectuate its operations in the ordinary course of business.

12.           INDEMNIFICATION.

Tenant shall indemnify, hold harmless, and defend Landlord (except for Landlord’s gross negligence or willful misconduct) against all claims, losses or liabilities for injury or death to any person or for damage to or loss of use of any property arising out of any occurrence in, on or about the Building or land, if caused or contributed to by Tenant or Tenant’s agents, or arising out of any occurrence in, upon or at the Premises or on account of the use, condition, occupational safety or occupancy of the Premises.  It is the intent of the parties hereto that the indemnity contained in this Paragraph 12 shall not be limited or barred by reason of any negligence on the part of Landlord or Landlord’s agents, except as expressly provided herein.  Such indemnification shall include and apply to attorneys’ fees, investigation costs, and other costs actually incurred by Landlord.  Tenant shall further indemnify, defend and hold harmless Landlord from and against any and all claims arising from any breach or default in the performance of any obligation on Tenant’s part to be performed under the terms of this Lease.  The provisions of this Paragraph 12 shall survive Lease Termination with respect to any damage, injury, death, breach or default occurring prior to such termination.  This Lease is made on the express conditions that Landlord shall not be liable for, or suffer loss by reason of, injury to person or property, from whatever cause, in any way connected with the condition, use, occupational safety or occupancy of the Premises specifically including, without limitation, any liability for injury to the person or property of Tenant or Tenant’s agents.

13.           ASSIGNMENT AND SUBLETTING.

Tenant may assign, sublet or transfer this Lease to any person, firm or corporation with the written consent of Landlord which consent shall not be unreasonably withheld, provided, however, that no such assignment, sublease or transfer shall act as a release of Tenant from any of the obligations and agreements on its part to be kept and performed hereunder.  Any assignment, sublease or transfer without the prior written consent of Landlord shall be null and void at Landlord’s option.  Landlord’s approval of any subtenant or assignee is conditioned upon there being no additional compliance required with any laws, rules and regulations of any governmental authority required of either the Landlord or the Tenant and such approval shall create no responsibility or liability on the part of the Landlord for any non-compliance with laws, rules and regulations of any governmental authority.

Request for consent to assign Tenant’s interest or to sublease the Premises shall be accompanied by a statement setting forth the name of the prospective assignee or sublessee, the financial details of the assignment or sublease (i.e. the rental and security deposit), the term, other relevant information concerning the proposed assignee or sublessee.  Landlord shall have the right within ten (10) days after receipt of such written request from Tenant to (A) withhold consent to the assignment or sublease if the withholding of such consent is reasonable, or (B) consent to such sublease or Assignment, in which case any rent payable by the assignee or sublessee (including any lump sum of additional payment or other consideration for the assignment or sublease) which exceeds the rent payable by Tenant hereunder shall be shared fifty percent (50%) by Tenant and fifty percent (50%) by Landlord, or (C) terminate this Lease, effective as of the commencement date of the term of such sublease or the effective date of such assignment in which case Landlord shall have the right to enter into a direct Lease with such proposed assignee or sublessee.  If Landlord elects to so terminate the Lease, then this Lease shall be canceled and terminated as of the effective date of the proposed assignment or the commencement date of the proposed sublease, as set forth in Tenant’s notice.

14.           CARE OF PREMISES.

Tenant further covenants and agrees that during said Lease Term it will keep said Premises and every part thereof and all buildings at any time situated thereon in a clean and wholesome condition and generally that it will in all respects and at all times duly comply with all lawful health and police regulations and also that it will keep the improvements at any time situated upon the Premises safe, secure and comfortable to the lawful and valid requirements applicable thereto.

15.           ALTERATION BY TENANT.

(A)          Tenant is hereby given the right, at its sole cost and expense, at any time during the term hereof, to make any alterations or improvements to the interior of the demised premises which the Tenant may deem necessary or desirable for its purposes; provided, however, that no alterations or improvements shall be made without the written approval of the Landlord, which written approval shall not be unreasonably withheld.  Landlord’s approval of any plans, specifications or work drawings shall create no responsibility or liability on the part of the Landlord for their completeness, design sufficiency or compliance with any laws, rules and regulations of governmental agencies or authorities.

(B)           All work herein permitted shall be done and completed by the Tenant in a good and workmanlike manner and in compliance with all requirements of law and of governmental rules and regulations.  Tenant agrees to indemnify the Landlord against all mechanics’ or other liens arising out of any of such work, and also against any and all claims for damages or injury which may occur during the course of any such work.  The Landlord agrees to join with the Tenant in applying for all permits necessary to be secured from governmental authorities and to promptly execute such consents as such authorities may require in connection with any of the foregoing work.

(C)           Landlord may require that Tenant remove any or all said alterations, improvements or additions at the expiration of the term, and restore the Premises to their prior condition.  Unless Landlord requires their removal, all alterations, additions and improvements which may be made on the Premises, shall become the property of Landlord and remain upon and be surrendered with the Premises at the expiration of the Lease Term.  Tenant shall repair any damage to the Premises caused by the installation or removal of Tenant’s trade fixtures, furnishings and equipment.

16.           CONDEMNATION.

(A)          If the leased Premises shall be wholly taken by exercise of right of eminent domain, then this Lease shall terminate from the day the possession of the whole of the Premises shall be required under the exercise of such power of eminent domain.  Any award for the taking of all or part of the Premises under the power of eminent domain or any payment made under threat of the exercise of such power shall be the property of the Landlord.  Tenant reserves such separate rights as it may have against the condemning authority to claim damages for loss of its trade fixtures and the cost of removal and relocation expenses.

(B)           If such part of the building or buildings in which Tenant’s business is operated shall be condemned so as to the substantially and materially hamper the operation of Tenant’s business, then the Rent payable hereunder shall be reduced in the proportion that the remaining area of the Premises bears to the original area of the entire Premises leased hereunder.  If the parties are unable to agree upon the amount of the reduction in Rent within seven (7) days from the date the Tenant’s business is substantially and materially hampered, then it shall be arrived at by arbitration, each party to select an arbitrator and if the two arbitrators are unable to agree they shall select a third arbitrator and the three arbitrators so selected shall determine the amount of such reasonable reduction.  It is agreed that the findings of the arbitrators shall be binding upon the parties.

17.           SUBORDINATION.

Tenant shall, upon the written request of Landlord, agree to the subordination of this Lease and the lien hereof to the lien of any present or future mortgage upon the premises irrespective of the time of execution or the time of recording of any such mortgage.  In the event of subordination of this Lease, Landlord will attempt to obtain from the holder of any such mortgage, a written agreement with Tenant to the effect that (A) in the event of a foreclosure or other action taken under the mortgage by the holder thereof, this Lease and the rights of Tenant hereunder shall not be disturbed but shall continue in full force and effect so long as Tenant shall not be in default hereunder; and (B) such holder will agree that in the event it or any successor assign shall be in possession of the premises, that so long as Tenant shall observe and perform all of the obligations of Tenant to be performed pursuant to this Lease, such Mortgagee will perform all obligations of Landlord required to be performed under this Lease.  The word “Mortgage” as used herein includes mortgages, deeds of trust and any sale-leaseback transactions, or other similar instruments, and modifications, extensions, renewals, and replacements thereof, and any and all advances thereunder.

18.           ACCESS TO PREMISES

Landlord and its authorized agents shall have free access to said Premises at any and all reasonable times to inspect the same and for the purposes pertaining to the rights of the Landlord.

19.           RULES AND REGULATIONS.

Tenant agrees to comply with all rules and regulations promulgated by Landlord concerning the use and enjoyment of the Premises.  Among other things, the rules and regulations specifically prohibit outdoor storage.

20.           COVENANTS OF RIGHT TO LEASE.

Landlord covenants that it has good and sufficient right to enter into this Lease and that they alone have full right to lease the Premises for the Lease Term aforesaid.  Landlord further covenants that upon performing the terms and obligations of Tenant under this Lease, Tenant will have quite enjoyment throughout the Lease Term and any renewal or extension thereof.

21.           MECHANIC’S LIENS.

Neither the Tenant nor anyone claiming by, through, or under the lease, shall have the right to file or place any mechanic’s lien or other lien of any kind or character whatsoever upon said Premises or upon any building or improvement thereon, or upon the leasehold interest of the Tenant therein, and notice is hereby given that no contractor, subcontractor, or anyone else who may furnish any material, service or labor for any building, improvements, alteration repairs or any part thereof, shall at any time be or become entitled to any lien thereon, and for the further security of the Landlord, the Tenant covenants and agrees to give actual notice thereof in advance, to any and all contractors and subcontractors who may furnish or agree to furnish any such material, service or labor.

22.           EXPIRATION OF LEASE AND SURRENDER OF POSSESSION.

(A)          Holding Over.  Tenant will, at the termination of this Lease by lapse of time or otherwise, yield up immediate possession to Landlord.  If Tenant retains possession of the Premises or any part thereof after such termination, then Landlord may, at its option, serve written notice upon Tenant that such holding over constitutes any one of (i) renewal of this Lease for one year, and from year to year thereafter, or (ii) creation of a month-to-month tenancy, upon the terms and conditions set forth in this Lease, or (iii) creation of a tenancy at sufferance, in any case upon the terms and conditions set forth in this Lease; provided, however, that the monthly Rent (or daily Rent under (iii)) shall, in addition to all other sums which are to be paid by Tenant hereunder, whether or not as additional Rent, be equal to double the Rent being paid monthly to Landlord under this Lease immediately prior to such termination (prorated in the case of (iii) on the basis of a 365-day year for each day Tenant remains in possession).  If no such notice is served, then a tenancy at sufferance shall be deemed to be created at the Rent in the preceding sentence.  Tenant shall also pay to Landlord all damages sustained by Landlord resulting from retention of possession by Tenant, including the loss of any proposed subsequent tenant for any portion of the Premises.  The provisions of this paragraph shall not constitute a waiver by Landlord of any right of re-entry as herein set forth; nor shall receipt of any Rent or any other act in apparent affirmance of the tenancy operate as a waiver of the right to terminate this Lease for a breach of any of the terms, covenants, or obligations herein on Tenant’s part to be performed.

(B)           Upon the expiration of this Lease, by lapse of time or otherwise, any and all buildings, improvements or additions erected on said Premises by Tenant shall be and become the property of the Landlord without any payment therefor and Tenant shall surrender said Premises, together with all buildings and improvements thereon, whether erected by Tenant or Landlord, ordinary wear and tear and damage by fire or other casualty excepted.

(C)           Tenant may install adequate equipment, fixtures and machinery for the carrying on of its business and upon the termination of this Lease by lapse of time or otherwise, provided all Rents and other amounts that may be due and owing to Landlord have been paid and the provisions of this Lease complied with, the Tenant may remove such equipment, fixtures and machinery installed by it at Tenant’s cost.  However, upon removal of such equipment, fixtures and machinery, the Tenant shall also repair any damage caused by such removal or installation.

23.           DEFAULT-REMEDIES.

The occurrence of one or more of the following events shall constitute a material default and breach of this Lease by Tenant:

(A)          Failure by Tenant to make payment of any Rent herein agreed to be paid or any other payment required to be made by Tenant hereunder, as and when due, and such a failure shall continue for a period of ten (10) days;

(B)          The making by Tenant of any assignment or arrangement for the benefit of creditors;

(C)           The filing by Tenant of a petition in bankruptcy or for any other relief under the Federal Bankruptcy Law or any other applicable statute;

(D)           The levying of an attachment, execution of other judicial seizure upon the Tenant’s property in or interest under this lease, which is not satisfied or released or the enforcement thereof stayed or superseded by an appropriate proceeding within thirty (30) days thereafter;

(E)            The filing of an involuntary petition in bankruptcy or for reorganization or arrangement under the Federal Bankruptcy Law against Tenant and such involuntary petition is not withdrawn, dismissed, stayed or discharged within sixty (60) days from the filing thereof;

(F)            The appointment of a Receiver or Trustee to take possession of the property of Tenant or of Tenant’s business or assets and the order or decree appointing such Receiver or Trustee shall have remained in force undischarged or unstayed for thirty (30) days after the entry of such order or decree;

(G)            The vacating or abandonment of the Premises.

(H)           The failure by Tenant to perform or observe any other term, covenant, agreement or condition to be performed or kept by the Tenant under the terms, conditions, or provisions of this lease, and such a failure shall continue uncorrected for thirty (30) days after written notice thereof has been given by Landlord to the Tenant.

Then and in any such event Landlord shall have the right, at the option of the Landlord, then or at any time thereafter while such default or defaults shall continue, to elect either (1) to cure such default or defaults at its own expense and without prejudice to any other remedies which it might otherwise have, any payment made or expenses incurred by Landlord in curing such default with interest thereon at eighteen percent (18%) per annum to be and become additional Rent to be paid by Tenant with the next installment of Rent falling due thereafter; or (2) to re-enter the Premises, without notice, and dispossess Tenant and anyone claiming under Tenant by summary proceedings or otherwise, and remove their effects, and take complete possession of the Premises and either (a) declare this Lease forfeited and the Lease Term ended, or (b) elect to continue this Lease in full force and effect, but with the right at any time thereafter to declare this Lease forfeited and the Lease Term ended.  In such re-entry the Landlord may, with or without process of law, remove all persons from the Premises, and Tenant hereby covenants in such event, for itself and all others occupying the Premises under Tenant, to peacefully yield up and surrender the Premises to the Landlord.  Should Landlord declare this Lease forfeited and the Lease Term ended, the Landlord shall be entitled to recover from Tenant the Rent and all other sums due and owing by Tenant to the date of termination, plus the costs of curing all of Tenant’s defaults existing at or prior to the date of termination, plus the cost of recovering possession of the Premises, plus the deficiency, if any, between Tenant’s Rent for the balance of the Lease Term provided hereunder and the Rent obtained by Landlord under another lease for the Premises for the balance of the Lease Term remaining under this lease.  Landlord shall use its best efforts to rent the Premises with or without advertising, and on the best terms available for the remainder of the Lease Term hereof, or for such longer or shorter period as Landlord shall deem advisable.  Tenant shall remain liable for payments of all Rent and other charges and costs imposed on Tenant herein, in the amounts, at the times and upon the conditions as herein provided, but Landlord shall credit against such liability of the Tenant all amounts received by Landlord from such reletting after first reimbursing itself for all costs incurred in curing Tenant’s defaults and re-entering, preparing and refinishing the Premises for reletting, and reletting the Premises, and for the payment of any procurement fee or commission paid to obtain another tenant, and for the attorney fees and legal costs incurred by Landlord.

24.           RE-ENTRY BY LANDLORD.

No re-entry by Landlord or any action brought by Landlord to oust Tenant from the Premises shall operate to terminate this Lease unless Landlord shall have given written notice of termination to Tenant, in which event Tenant’s liability shall be as above provided.  No right or remedy granted to Landlord herein is intended to be exclusive of any other right or remedy, and each and every right and remedy herein provided shall be cumulative and in addition to any other right or remedy hereunder or now or hereafter existing in law or equity or by statute.  In the event of termination of this Lease, Tenant waives any and all rights to redeem the Premises either given by any statute now in effect or hereafter enacted.

25.           ADDITIONAL RIGHTS TO LANDLORD.

(A)          In addition to any and all other remedies, Landlord may restrain any threatened breach of any covenant, condition or agreement herein contained but the mention herein of any particular remedy or right shall not preclude the Landlord from any other remedy or right it may have either at law or equity, or by virtue of some other provision of this Lease; nor shall the consent to one act, which would otherwise be a violation or waiver of or redress for one violation either of covenant, promise agreement undertaking or condition, prevent a subsequent act which would originally have constituted a violation from having all the force and effect of any original violation.

(B)           Receipt by Landlord of Rent or other payments from the Tenant shall not be deemed to operate as a waiver of any rights of the Landlord to enforce payment of any Rent, additional Rent, or other payments previously due or which may thereafter become due, or of any rights of the Landlord to terminate this Lease or to exercise any remedy or right which otherwise might be available to the Landlord, the right of Landlord to declare a forfeiture for each and every breach of this Lease is a continuing one for the life of this Lease.

26.           SUCCESSORS, ASSIGNS AND LIABILITY.

The terms, covenants, conditions and agreements herein contained and as the same may from time to time hereafter be supplemented, modified or amended, shall apply to, bind, and inure to the benefit of the parties hereto and their legal representatives, successors and assigns, respectively.  In the event either party now or hereafter shall consist of more than one person, firm or corporation, then and in such event all such person, firms and/or corporations shall be jointly and severally liable as parties hereunder.

27.           NOTICES.

All notices required under this Lease shall be in writing and shall be deemed to be properly served when posted by certified United States mail, postage prepaid, return receipt requested, addressed to the party to whom directed at the address herein set forth or at such other address as may be from time to time designated in writing by the party changing such address.

Landlord	Tenant
The Principal Mutual Ins. Co.	R.F. Machining, Inc.
711 High Street	7448 West 78th Street
Des Moines. IA 50392	Bloomington, MN 55439

28.           MORTGAGEE’S APPROVAL.

If Landlord’s mortgagee shall require modifications of the terms and provisions of this Lease, Tenant agrees to execute and deliver to Landlord the agreements required to affect such Lease modification within thirty (30) days after Landlord’s request therefor.  In no event, however, shall Tenant be required to agree to any modification of the provision of this Lease relating to: the amount of Rent or other charges reserved herein; the size and/or general location of the Premises; the duration and/or commencement date of the Lease Term; or reducing the improvements to be made by Landlord to the Premises prior to the delivery of possession.

29.           ESTOPPEL CERTIFICATES.

Tenant agrees that at any time within ten (10) days following written notice from Landlord, it will execute, acknowledge and deliver to Landlord or any proposed mortgagee or purchaser a statement in writing certifying whether this Lease is in full force and effect and, if it is in full force and effect, what modifications have been made to the date of the certificates and whether or not any defaults or offsets exist with respect to this Lease and, if there are, what they are claimed to be and setting forth dates to which Rent or other charges have been paid in advance, if any, and stating whether or not Landlord is in default, if so, specifying what the default may be.  The failure of Tenant to execute, acknowledge, and deliver to Landlord a statement as above shall constitute an acknowledgment by Tenant that this Lease is unmodified and in full force and effect and that the Rent and other charges have been duly and fully paid to and including the respective due dates immediately preceding the date of Landlord’s notice to Tenant and shall constitute as to any person, a waiver of any defaults which may exist prior to such notice.

30.           MISCELLANEOUS.

(A)          In the event that Tenant desires to store or maintain the type or character of goods or materials in the Premises which cause an increase in insurance premiums, Tenant shall first obtain the written consent of Landlord and Tenant shall reimburse Landlord for any increase in premiums caused thereby.

(B)           If any term or provision of this Lease is declared invalid or unenforceable, the remainder of this Lease shall not be affected by such determination and shall continue to be valid and enforceable.

(C)           This agreement contains the entire Lease contract between the parties hereto.  A short form of this Lease, for the purpose of recording, may be executed by the parties simultaneously herewith and if either party desires to record this Lease, the short form shall be used for that purpose.

(D)           The parties executing this Lease warrant that this agreement is being executed with full corporate authority and that the officers whose signatures appear hereon are duly authorized and empowered to make and execute this Lease in the name of the corporation by appropriate and legal resolution of its Board of Directors.

(E)           Unless the context clearly denotes the contrary, the word “Rent” or “Rental” as used in this Lease not only includes cash Rental, but also all other payments and obligations to pay assumed by the Tenant, whether such obligations to pay run to the Landlord or to other parties.

(F)           It is mutually agreed by and between Landlord and Tenant that the respective parties hereto shall, and they hereby do, waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other on any matter whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, Tenant’s use of or occupancy of the Premises or any claim of injury or damage and any emergency statutory or any other statutory remedy.  If Landlord commences any summary proceeding for nonpayment of Rent, Tenant will not interpose any counterclaim of whatever nature or description in any such proceeding.

31.           DEFAULT RATE OF INTEREST

All amounts owed by Tenant to Landlord pursuant to any provision of this Lease shall bear interest from the date due until paid at eighteen percent (18%) per annum, unless a lesser rate shall then be the maximum rate permissible by law with respect thereto, in which event said lesser rate shall be charged.

32.           EXCULPATORY PROVISIONS

It is expressly understood and agreed by and between the parties hereto, anything herein to the contrary notwithstanding, that each and all of the representations, warranties, covenants, undertakings and agreements herein made on the part of Landlord while in form purporting to be the representations, warranties, covenants, undertakings and agreements of Landlord are nevertheless each and every one of them made and intended, not as personal representations, warranties, covenants, undertakings and agreements by Landlord or for the purpose or with the intention of binding Landlord personally, but are made and intended for the purpose only of subjecting Landlord’s interest in the Premises to the terms of this Lease and for no other purpose whatsoever, and in case of default hereunder by Landlord, Tenant shall look solely to the interests of Landlord in the Premises; and that Landlord shall not have any personal liability to pay any indebtedness accruing hereunder or to perform any covenant, either express or implied, herein contained, all such personal liability, if any, being expressly waived and released by Tenant and by all persons claiming by, through or under Tenant.

33.           MORTGAGE PROTECTION

Tenant agrees to give any holder of any first mortgage or first trust deed in the nature of a mortgage (both hereinafter referred to as a “First Mortgage”) against the Premises, or any interest therein, by registered or certified mail, a copy of any notice or claim of default served upon Landlord by Tenant, provided that prior to such notice Tenant has been notified in writing (by way of service on Tenant of a copy of an assignment of Landlord’s interest in leases, or otherwise) of the address of such First Mortgage holder.  Tenant further agrees that if Landlord shall have failed to cure any such default within twenty (20) days after such notice to Landlord (or if such default cannot be cured or corrected within that time, then such additional time as may be necessary if Landlord has commenced within such twenty (20) days and is diligently pursuing the remedies or steps necessary to cure or correct such default), then the holder of the First Mortgage shall have an additional thirty (30) days within which to cure or correct such Default (or if such default cannot be cured or corrected within that time, then such additional time as may be necessary if such holder of the First Mortgage has commenced with such thirty (30) days and is diligently pursuing the remedies or steps necessary to cure or correct such default, including the time necessary to obtain possession if possession is necessary to cure or correct such default.

34.           RECIPROCAL COVENANT ON NOTIFICATION OF ADA VIOLATIONS

Within ten (10) days after receipt, Landlord and Tenant shall advise the other party in writing, and provide the other with copies of (as applicable), any notices alleging violation of the Americans with Disabilities Act of 1990 (“ADA”) relating to any portion of the property or the Premises; any claims made or threatened in writing regarding noncompliance with the ADA and relating to any portion of the property or the Premises; or any governmental or regulatory actions or investigations instituted or threatened regarding noncompliance with the ADA and relating to any portion of the property or the Premises.

35.           LAWS THAT GOVERN.

Landlord and Tenant agree that the term and conditions of this Lease shall be governed by the Laws of the State of Minnesota.

36.           FINANCIAL STATEMENTS

Within ten (10) business days after Landlord’s request, Tenant shall deliver to Landlord the current financial statements of Tenant, and financial statement of the two (2) years prior to the current financial statements year, with an opinion of a certified public accountant.  This information includes a balance sheet and profit and loss statement for the most recent prior year, all prepared in accordance with generally accepted accounting principles consistently applied.

37.           RELOCATION OF TENANT

At any time hereafter, Landlord may substitute for the Premises other premises (herein referred to as “the new Premises”) provided:

a)          the new Premises shall be similar to the Premises in area and use for Tenant’s purposes and shall be located in the Building; and, if Tenant is already in occupancy of the Premises, then in addition:

b)          Landlord shall pay the expenses of Tenant for moving from the Premises to the new Premises so that they are substantially similar to the Premises;

c)          such move shall be made during evenings, weekends or otherwise, so as to incur the least inconvenience to Tenant; and

d)          Landlord shall first give the tenant at least thirty (30) day’s notice before making such change.  If Landlord shall exercise its right hereunder, the new Premises shall thereafter be deemed for the purposes of this Lease as the Premises.

38.           UPON DEMOLITION OR SALE OF BUILDING

Landlord shall have the right to terminate this Lease at any time if Landlord, or the holder of legal title to the Building proposes or is required, for any reason, to remodel or demolish the Building or any substantial portion of the Building or if Landlord decides to sell or cause to be sold the Building by conveyance of a deed or by assignment of the beneficial interest in the land trust holding legal title to the Building or, Landlord’s stockholders decide to sell at least sixty-six and two-thirds percent of Landlord’s capital stock (if Landlord is a corporation), or if Landlord decides to convey or cause to be conveyed its interest in the ground lease affecting the Building (if any), or to make or cause to be made a ground lease, or to lease or cause to be leased to one tenant for a term of ten years or more either all the Building or all the Building except the ground floor.  Such termination shall become effective and conclusive by notice of such termination to the tenant.  If Landlord sells or causes to be sold the Building by conveyance of a deed or by assignment of the beneficial interest in the land trust holding legal title to the land thereunder, then the purchaser of the Building or the ground lessee under such ground lease shall also have the right to terminate this Lease.  Such termination shall become effective and conclusive of such sale, or not more than ninety (90) days after execution of such ground lease, as the case may be, and not less than ninety (90) days prior to the effective date of such termination.  No money or other consideration shall be payable by Landlord or such purchaser or ground lessee to Tenant for this right and the right hereby reserved to Landlord, the purchaser of ground lessee shall inure to all purchasers, assignors, lessees, transferees and ground lessees, as the case may be, and in addition to all other rights of Landlord.

39.           CONFIDENTIALITY

Tenant agrees that this Agreement of Lease will be kept confidential and shall not, without Landlord’s prior written consent, be disclosed by the Tenant or by its agents, representatives and employees who have a need to know and who are informed by Tenant of the confidential nature of the Agreement of Lease.

40.           CONTINGENCY

The Lease shall be contingent upon Landlord obtaining an acceptable Termination of Lease Agreement from Innovex, Inc.

41.           HANDICAPPED PARKING STALL

Landlord agrees to provide, at its expense, one (1) handicapped parking stall and curb cut in front of the Premises.

42.           OPTION TO RENEW

Provided Tenant has not been in default and has performed all of its covenants and obligations hereunder, Tenant shall have the option to extend the Term of this Lease (hereinafter, the “Option”) for one consecutive period of three (3) years upon the same terms and conditions, except the Base Rent shall be at the then current market rates.  Tenant shall provide Landlord with six (6) months prior written notice of it’s intent to exercise said Option.

It is understood and agreed that this Option is personal to R.F. Machining, Inc. and is not transferable; in the event of any assignment or subleasing of any or all of the Demised Premises said Option shall be null and void.

If and from the date Tenant exercises the Option, Tenant agrees that it waives any right it may have to assign or sublet all or part of the Demised Premises.

IN WITNESS WHEREOF, the parties hereto may execute this Lease in counterpart copies, each of which shall be deemed originals or Landlord and Tenant have executed this Lease the date and year noted below.

Signed at               , on this 15th day of June, 1998.

LANDLORD:
PRINCIPAL MUTUAL LIFE INS. CO.

By	/s/ [ILLEGIBLE]
[ILLEGIBLE]	Title
Counsel

By	/s/ Dennis D. Ballard
DENNIS D. BALLARD, Counsel	Title

Signed at              , on this         day of                           , 1998.

TENANT:
R.F. MACHINING, INC.
(a Minnesota corporation)

By	/s/ [ILLEGIBLE]
CEO	Title

By
Title

State of Minnesota	)
	)	ss.
County of Hennepin	)

On this 3 day of June, 1998, before me, the undersigned, Notary Public in and for the State of Minnesota personally appeared [ILLEGIBLE] and                        , to me personally known, who being by me duly sworn, did say that they are the CEO and                                 respectively of said corporation executing the within and foregoing instrument, that the seal affixed thereto is the seal of the said corporation; that the instrument was signed and sealed on behalf of the corporation by authority its Board of Directors; and that the said CEO and                              as such officers acknowledged the execution of said instrument to be the voluntary act and deed of the corporation by it and by them voluntarily executed.

/s/ Lynne Plowman
Notary Public in and for the State of Minnesota

[SEAL]	LYNNE PLOWMAN
NOTARY PUBLIC - MINNESOTA
HENNEPIN COUNTY
My Commission Expires Jan 31, 2000

EXHIBIT B

The Landlord agrees to re-key the Leased Premises and service and certify that the HVAC unit(s) serving the Leased Premises are in good working condition as of the Commencement Date.

Other than the improvements described above, Tenant agrees to accept the Leased Premises in its “AS-IS” condition.

EXHIBIT C

GUARANTY OF LEASE

In consideration of and as an inducement to Lessor to enter into that certain Lease dated the      day of June, 1998, (“Lease”) between The Principal Mutual Life Insurance Company, (“Landlord”) and R.F. Machining, Inc., (a Minnesota corporation), (“Tenant”) and in reliance on this Guaranty, Innovex, Inc., a Minnesota corporation, (“Guarantor”) hereby unconditionally guarantees the due and punctual payment of all Rent, both Basic and Additional, if any (as defined in the Lease), and all the other sums due (including interest and penalties) and to be paid by Tenant pursuant to the Lease and the performance by Tenant of all the terms, conditions, covenants and agreements of the Lease, and Guarantor agrees to pay all of Landlord’s costs, expenses and reasonable attorney’s fees incurred in enforcing the covenants and agreement of Tenant in the Lease or incurred by Landlord in enforcing this Guaranty.

Guarantor waives notice of the acceptance of this Agreement, presentment, protest, notice of protest and any and all demand for performance of any and all notices of nonperformance which might otherwise be a condition precedent to the liability of Guarantor, without first proceeding or making claim or exhausting any remedy against Tenant or pursuing any particular remedy or remedies available to Landlord.

Guarantor agrees that in the event of any one of the following: (a) Tenant shall become insolvent or shall be adjudicated a bankrupt; (b) Tenant shall file a petition for reorganization, arrangement or similar relief under any present or future provision of the Bankruptcy Code; (c) such a petition filed by creditors of Tenant shall be approved by court; (d) Tenant shall see a judicial readjustment of the rights of its creditors under any present or future federal or state law; or (e) a receiver of all or part of its property and assets is appointed by any state or federal court, and in any such proceeding the Lease shall be terminated or rejected or the obligations of Tenant hereunder shall be modified, the Guarantor will immediately pay to Landlord, or its successors or assigns (i) an amount equal to all Rent accrued to the date of such termination, rejection or modification, plus (ii) an amount equal to the then cash value of all Rent which would have been payable under the Lease for the unexpired portion of the term thereby demised, less the then cash rental value of the Leased Premises for such unexpired portion of the term, together with interest on the amounts designated (i) and (ii) above at the highest rate then payable in the state in which the Leased Premises are located or, in the absence of such a maximum rate, at the rate of fourteen percent (14%) per annum from the date of such termination, rejection or modification to the date of payment.

Neither Guarantor’s obligation to make payment in accordance with the terms of this Agreement nor any remedy for the enforcement thereof shall be impaired, modified, changed, released or limited in any manner whatsoever by an impairment, modification, change, release or limitation of the liability of Tenant or its estate in bankruptcy or of any remedy for the enforcement thereof resulting from the operation of any preset or future provision of the national Bankruptcy Act or the decisions of any court.

The Landlord agrees that this Guaranty shall terminate on December 31, 1999 provided, however, that Guarantor shall remain liable for any defaults which occur on or before December 31, 1999.

This Guaranty of Lease shall be binding upon the successors and assigns of the Guarantor and inure to the benefit of the successors and assigns of the Landlord (including any assignee of the Lease, which may be assigned as additional security for a loan).

IN WITNESS WHEREOF, Guarantor has caused the Agreement to be executed and notarized this 4th day of June, 1998.

INNOVE. INC.

By:	/s/ [ILLEGIBLE]

Its:	[ILLEGIBLE]

STATE OF MINNESOTA	)
	)	SS:
COUNTY OF HENNEPIN	)

On this 4th day of June 1998, before me, a Notary Public in and for said County, appeared Timothy S. McIntee, to me personally known, who being duly sworn, did say that he is the person named in an who executed the within instrument, and that said instrument was made and executed of his/her free act and will.

/s/ Lois E. McKenzie
	LOIS E MCKENZIE	Notary Public
[SEAL]	NOTARY PUBLIC - MINNESOTA
HENNEPIN COUNTY
	My Commission Expires Jan 31, 2000	My Commission Expires:	1-31-2000

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